EXHIBIT 11


                         INDEPENDENCE HOLDING COMPANY
                       Computation of Per Share Earnings
                   (In Thousands, Except Per Share Amounts)

                                        1995          1994           1993
                                     --------------------------------------
PRIMARY EARNINGS PER SHARE
INCOME:
  Income from continuing
   operations........................$   6,172     $   2,396      $   4,041
  Cumulative effect of
   accounting changes................        -             -           (340)
  Income from discontinued
   operations, net...................    2,028         1,839          1,378
                                      --------      --------       --------
  Net income.........................$   8,200     $   4,235      $   5,079
                                      ========      ========       ========
SHARES:
  Weighted average common
   shares outstanding................   15,194        15,717         16,148
  Shares assumed issued for options..       22             -              -
                                      --------      --------       --------
  Average common and common
  equivalents shares outstanding.....   15,216        15,717         16,148
                                      ========      ========       ========
 INCOME PER SHARE:
  Primary income per share from
   continuing operations.............$    0.41     $    0.15      $    0.25
  Primary income per share from
   accounting changes................        -             -          (0.02)
  Primary income per share from
   discontinued operations...........      .13           .12            .08
                                      --------      --------       --------
  Primary net income per share.......$    0.54     $    0.27      $    0.31
                                      ========      ========       ========

FULLY DILUTED EARNINGS PER SHARE (A)
 USE OF PROCEEDS:
  Assumed exercise of warrants.......$  32,182     $   32,676     $   42,294
  Assumed exercise of options........    2,204            133            125
  Repurchase of treasury stock at
   average market price of $3.32,
   $3.07 and $2.81, respectively.....  (10,119)        (9,650)        (9,075)
  Assumed payment of debt
   outstanding.......................  (13,311)       (14,730)        (3,161)
                                      --------      ---------      ---------
  Assumed balance to be invested.....$  10,956     $    8,429     $   30,183
                                      ========      =========      =========
 INCOME:
  Net income from continuing
   operations........................$   6,172     $    2,396     $    4,041
   Pro-forma interest income.........      876            674          2,716
   Pro-forma reduction of
    interest expense.................    1,065          1,031            316
                                      --------      ---------      ---------
  Adusted net income from
   continuing operations.............    8,113          4,101          7,073
  Cumulative effect of
   accounting changes................        -              -           (340)
  Income from discontinued
   operations, net...................    2,028          1,839          1,378
                                      --------      ---------      ---------
  Adjusted net income................$  10,141     $    5,940     $    8,111
                                      ========      =========      =========
 SHARES:
  Weighted average shares
  outstanding........................   15,194         15,717         16,148
  Shares assumed issued for warrants.    3,633          3,688          4,774
  Shares assumed issued for options..      633             37             32
  Treasury stock assumed purchased...   (3,039)        (3,143)        (3,230)
                                      --------      ---------      ---------
  Adjusted average shares
   outstanding.......................   16,421         16,299         17,724
                                      ========      =========      =========
 INCOME PER SHARE:
  Fully diluted income per share
   from continuing operations........$    0.50      $    0.25      $    0.40
  Fully diluted income per share
   from accounting changes...........        -              -          (0.02)
  Fully diluted income per share
   from discontinued operations......      .12            .11            .08
                                      --------       --------       --------
  Fully diluted net income per share $    0.62      $    0.36      $    0.46
                                      ========       ========       ========

(A) The fully diluted earnings per share calculation, utilizing the treasury stock method as prescribed by paragraphs 38(a) and 38(b) of APB No. 15, is anti-dilutive.